Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason Hart, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (1) the Annual Report of Identive Group, Inc. on Form 10-K for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Identive Group, Inc.

Dated: March 31, 2014	/S/ Jason Hart
Jason Hart
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

I, Brian Nelson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (1) the Annual Report of Identive Group, Inc. on Form 10-K for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Identive Group, Inc.

Dated: March 31, 2014	/S/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary
(Principal Financial Officer)